EXHIBIT 10.1

Execution Version

Note Purchase Agreement

By and Among

Axion International Holdings, Inc.

And

The Investors Listed on the Schedule of Investors Attached Hereto

August 24, 2012

Table of Contents

Article I
DEFINITIONS

1.1	Definitions	2
1.2	Other Definitional Provisions	4

Article II
PURCHASE AND SALE OF NOTES AND WARRANTS.

2.1	Closings	5
2.2	Exchange of Demand Notes	5
2.3	Warrants	6
2.4	Form of Payment	6

Article III
INVESTOR’S REPRESENTATIONS AND WARRANTIES.

3.1	No Public Sale or Distribution	6
3.2	Accredited Investor Status	6
3.3	Investment Experience	6
3.4	Reliance on Exemptions	6
3.5	Information	7
3.6	No Governmental Review	7
3.7	Transfer or Resale	7
3.8	Legends	7
3.9	Capacity	8
3.10	Validity; Enforcement	8
3.11	No Conflicts	8
3.12	Residency	8
3.13	Organization	8

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

4.1	Organization and Qualification	8
4.2	Authorization; Enforcement; Validity	8
4.3	Issuance of Securities	9
4.4	No Conflicts	9
4.5	Consents	9
4.6	No General Solicitation; No Placement Agent Fees	9
4.7	Company SEC Reports; Financial Statements	10
4.8	Absence of Certain Changes	10
4.9	Compliance with Laws; Regulatory Permits	10
4.10	Transactions With Affiliates	10
4.11	Equity Capitalization	11
4.12	Indebtedness	11
4.13	Absence of Litigation	11
4.14	Insurance	11
4.15	Title	12
4.16	Intellectual Property Rights	12
4.17	Environmental Laws	12
4.18	Tax Status	12
4.19	Off Balance Sheet Arrangements	12

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Article V
COVENANTS

5.1	Form D and Blue Sky	13
5.2	Reporting Status	13
5.3	Use of Proceeds	13
5.4	Board Rights	13
5.5	Information Rights	13
5.6	SEC Reporting	14
5.7	Reservation of Shares	14
5.8	Rutgers University Consent	15
5.9	Right to Participate in Additional Capital Raises	15

Article VI
CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

6.1	Conditions to the Company’s Obligation to Sell	15

Article VII
CONDITIONS TO EACH INVESTOR’S OBLIGATION TO PURCHASE

7.1	Conditions to Each Investor’s Obligation to Purchase	16

Article VIII
MISCELLANEOUS.

8.1	Governing Law; Venue	16
8.2	Jury Trial	17
8.3	Counterparts	17
8.4	Headings	17
8.5	Severability	17
8.6	Entire Agreement	17
8.7	Amendments and Waivers	17
8.8	Notices	17
8.9	Successors and Assigns	18
8.10	No Third Party Beneficiaries	18
8.11	Survival	18
8.12	Further Assurances	18
8.13	No Strict Construction	18

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Execution Version

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of August 24, 2012, by and among Axion International Holdings, Inc., a Colorado corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (individually, a “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, the Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D un under the 1933 Act (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

WHEREAS, the Company and certain of the Investors, Melvin Lenkin (an affiliate of MLTM Lending, LLC), Samuel Rose, and Allen Kronstadt (the “MOU Investors”), have previously entered into the Memorandum of Understanding, dated as of April 25, 2012 (the, “MOU”), pursuant to which the Company issued and sold to each Investor a demand promissory note (collectively, the “Demand Notes”) in the principal amount set forth opposite such Investor’s name in column (7) on the Schedule of Investors attached hereto, and the Company and the MOU Investors agreed to enter into this Agreement pursuant to which the Company shall issue and sell, and the Investors shall severally and not jointly purchase, an aggregate of up to $10,000,000, plus, at the Company’s election, an additional principal amount equal to the accrued and unpaid interest on the Demand Notes as of the date hereof, of convertible promissory notes of the Company, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into the Company’s common stock, no par value (the “Common Stock”), in accordance with the terms of the Notes.

WHEREAS, each Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate principal amount of the Notes set forth opposite such Investor’s name in column (3) on the Schedule of Investors attached hereto (which aggregate amount for all Investors shall be $10,000,000, plus, at the Company’s election, an additional principal amount equal to the accrued and unpaid interest on the Demand Notes as of the date hereof), which Notes shall be convertible into shares of Common Stock in accordance with the terms thereof (such Common Stock as converted, collectively, the “Conversion Shares”).

WHEREAS, in connection with the issuance of the Notes to each Investor, the Company will issue to such Investor warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire the number of shares of Common Stock equal to the number of Conversion Shares into which such Notes would be converted if such Notes were to be converted at the time of their issuance at a conversion price equal to $0.40 per share of Common Stock, subject to adjustment from time to time for anti-dilution as provided for by the terms of such Warrants (as exercised, collectively, the “Warrant Shares”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights with respect to Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Axion International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Axion International”), and the Investors are executing and delivering a Security Agreement in the form attached hereto as Exhibit D (the “Security Agreement”) pursuant to which the Company and Axion International shall grant to the Investors a security interest in all of their assets and rights to secure the obligations of the Company under the Notes.

WHEREAS, the Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

WHEREAS, the Notes will rank senior to all outstanding and future indebtedness of the Company, other than Permitted Indebtedness (as defined in the Notes).

NOW, THEREFORE, the Company and each Investor hereby agree as follows:

Article I
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere herein, the terms below are defined as follows:

“Blue Sky Laws” means the applicable securities or “blue sky” laws of states in the United States.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed.

“Business Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

“Company SEC Reports” means all forms, reports, statements, certificates and other documents required to be filed with the SEC or furnished to the SEC by the Company, since the Initial Closing Date.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Disclosure Schedule” means the Disclosure Schedule dated the date hereof delivered by the Company to the Investors.

“DTC” means The Depository Trust Company.

“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a limited liability company are its certificate of formation, limited liability company agreement, members’ agreement or similar documents, the “Governing Documents” of a corporation would be its certificate of incorporation, by-laws, shareholders’ agreement or similar documents, the “Governing Documents” of a limited partnership are its certificate of formation and its limited partnership agreement or similar documents, in each case, together with all amendments, modifications, attachments, schedules, and exhibits thereto.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the Ordinary Course of Business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

“Intellectual Property” means (i) patents and patent applications, whether utility, design or other, including continuation, continuation-in-part, divisional, reissue, reexamination, invention disclosures, certificates of invention and registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) domain names, computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and (vi) copies and tangible embodiments thereof.

“Intellectual Property Contracts” means the Rutgers License Agreement and all other agreements concerning the Business Intellectual Property, including without limitation agreements granting the Company rights to use the Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, reseller agreements, consulting agreements, trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

“Licensed Intellectual Property” means Intellectual Property that the Company and Axion International are licensed or otherwise permitted by other Persons to use.

“Listing Event” has the meaning set forth in the Notes.

“Major Investor” means, at any time, any Investor that holds at least twenty percent (20%) of the aggregate principal amount of the Notes then outstanding.

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“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and Axion International, individually or taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any general political, economic or industry conditions that do not affect the Company and Axion International, individually or taken as a whole, disproportionately from the industry in which the Company or Axion International operate, taken as a whole, (ii) any change, effect or circumstance resulting from an action required or permitted by the Transaction Documents, (iii) the effect of any changes in applicable laws or accounting rules, or (iv) conditions caused by acts of terrorism or war (whether or not declared) or any man-made disaster or acts of God.

“Ordinary Course of Business” means, with respect to any person, the ordinary course of business of such Person, consistent with such Person’s past practice and custom.

“Owned Intellectual Property” means Intellectual Property owned by the Company or Axion International, directly or indirectly, jointly or individually.

“Permitted Liens” means (i) liens arising in the Ordinary Course of Business by operation of law for amounts not yet due in favor of suppliers or vendors, carriers, warehousemen, mechanics, landlords and materialmen, (ii) statutory liens for taxes, assessments, and other similar governmental charges that are not overdue or which are being contested in good faith by appropriate proceedings, and (iii) liens incurred or deposits made to secure the performance of bids, contracts, statutory obligations, surety and appeal bonds incurred in the Ordinary Course of Business.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

“Rutgers License Agreement” means the License Agreement, dated as of February 1, 2007, by and between Rutgers, the State University of New Jersey, and Axion International, as amended.

“Transaction Documents” means collectively this Agreement, the Notes, the Security Agreement, the Registration Rights Agreement, the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

1.2           Other Definitional Provisions. References in this Agreement to “Articles,” “Sections,”

“subsections,” “Schedules” or “Exhibits” shall be to Articles, Sections, subsections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. “Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively.

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Article II
PURCHASE AND SALE OF NOTES AND WARRANTS.

2.1           Closings. Subject to the satisfaction (or waiver) of the conditions set forth in Article VI and Article VII below (other than the conditions that by their nature are to be satisfied at the applicable Closing, but subject to the satisfaction or waiver of such conditions), the purchase, sale and issuance of the Notes shall take place at three closings (each of which is referred to in this Agreement as a “Closing”):

(a)          The initial Closing (the “Initial Closing”), pursuant to which the Company shall sell and issue, and each Investor shall purchase, the principal amount of Notes as is set forth opposite such Investor’s name in column (4) on the Schedule of Investors, shall take place at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, at 10:00 a.m. local time on the date of this Agreement;

(b)          A second closing (the “Second Closing”), pursuant to which the Company shall sell and issue, and each Investor shall purchase, the principal amount of Notes (in the aggregate principal amount of $1,500,000) as is set forth opposite such Investor’s name in column (5) on the Schedule of Investors, shall take place on September 7, 2012 at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, at 10:00 a.m. local time; provided, however, an Investor shall have the right not to purchase a Note at the Second Closing if (i) the total projected revenue which will be recognized from January 1, 2012 through August 31, 2012 plus all purchase orders and contracts existing on August 31, 2012 for anticipated product shipping through December 31, 2012 is less than $7,500,000, (ii) a second production line in the contracted Waco, Texas facility is not available to produce product as of the Second Closing Date, (iii) an order for at least 2,000 rail ties has not been received between the date of this Agreement and August 31, 2012 from a new or international customer and (iv) the Company’s compensation committee has not approved revised compensation arrangements for senior management;

(c)          A third closing (the “Third Closing”), pursuant to which the Company shall sell and issue, and each Investor shall purchase, the principal amount of Notes (in the aggregate principal amount of $5,000,000 less the principal amount of Notes purchased at the Second Closing) as is set forth opposite such Investor’s name in column (6) on the Schedule of Investors, shall take place on December 3, 2012 at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, at 10:00 a.m. local time; provided, however, an Investor shall have the right not to purchase a Note at the Third Closing if (i) the total projected revenue which will be recognized from January 1, 2012 through November 30, 2012 plus all purchase orders and contracts existing on November 30, 2012 for anticipated product shipping through December 31, 2012 is less than $10,000,000, (ii) the gross profit margin for 2012 is not projected at a percentage of at least 12%, (iii) the Company’s Board of Directors, including at least one of the directors appointed pursuant to Section 5.4, has not approved the 2013 Operating Plan and Budget and (iv) the Company’s compensation committee has not approved revised compensation arrangements for senior management consistent with the recommendations of the Investors; and

(d)          The purchase price for each Note shall be equal to the principal amount of such Note on the Schedule of Investors (the “Purchase Price”).

2.2           Exchange of Demand Notes. Each Investor hereby elects to exchange and convert the aggregate outstanding principal amount under the Demand Note held by such Investor (or such Investor’s affiliates) as of the date hereof into a principal amount of a Note as is set forth opposite such Investor’s name in column (4) on the Schedule of Investors (the “Note Conversion”). The Note Conversion shall be effective as of the Initial Closing. The Company may, at its sole option, elect to pay all accrued and unpaid interest on the aggregate outstanding principal amount under the Demand Note held by each Investor (or such Investor’s affiliates) as of the date hereof in cash on the Initial Closing Date; provided, however, that if the Company does not elect to pay such accrued and unpaid interest in cash, then such interest shall be included in the Note Conversion and exchanged and converted into a principal amount of Notes equal to the amount of such accrued and unpaid interest. The parties hereto hereby acknowledge and agree that, effective upon the Note Conversion and, if applicable, the payment by the Company of all accrued and unpaid interest on the Demand Notes, the Demand Notes shall be terminated and of no further force and effect whether or not the Demand Notes are surrendered to the Company or its representatives.

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2.3           Warrants. At each Closing, the Company shall deliver to each Investor a Warrant, appropriately completed in conformity herewith and duly and validly issued, authorized and executed by the Company, to acquire the number of Warrant Shares (subject to adjustment from time to time for anti-dilution as provided for by the terms of such Warrant) equal to the number of shares of Common Stock that would be issued by the Company to such Investor upon conversion of the Note issued to such Investor at such Closing if such Note were to be converted at the time of its issuance at a conversion price equal to $0.40 per share of Common Stock.

2.4           Form of Payment.

(a)          On the date of the Initial Closing (the “Initial Closing Date”), (i) each Investor shall pay its respective Purchase Price to the Company for the Note to be issued and sold to such Investor at the Initial Closing by the Note Conversion of such Investor’s Demand Note, (ii) the Company may, at its election in accordance with Section 2.2, pay to such Investor an amount equal to the accrued and unpaid interest on the Demand Note held by such Investor (or such Investor’s affiliates), and (iii) the Company shall deliver to each Investor a Note which such Investor is then purchasing hereunder duly executed on behalf of the Company and registered in the name of such Investor or its designee.

(b)          On the dates of the Second Closing and the Third Closing (the “Subsequent Closing Dates” and together with the Initial Closing Date, each a “Closing Date”), (i) each Investor shall pay its respective Purchase Price to the Company for the Note to be issued and sold to such Investor at the Second Closing and the Third Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Investor a Note which such Investor is then purchasing hereunder duly executed on behalf of the Company and registered in the name of such Investor or its designee.

Article III
INVESTOR’S REPRESENTATIONS AND WARRANTIES.

Each Investor, severally and not jointly, represents and warrants with respect to only itself that, as of each Closing Date:

3.1           No Public Sale or Distribution. Such Investor (i) is acquiring the Notes and the Warrants, (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion thereof and the Warrants to which such Investor is entitled, and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof (other than Warrant Shares surrendered in a Cashless Exercise (as defined in the Warrants)) for such Investor’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any Person to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

3.2           Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

3.3           Investment Experience. Such Investor can bear the economic risk of such Investor’s investment in the Securities, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in the Securities.

3.4           Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to such Investor in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

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3.5           Information. Such Investor and such Investor’s advisors, if any, have been given access to the corporate records and accounts of the Company and Axion International and to all information in the Company’s possession relating to the Company and Axion International, and have been furnished with all materials relating to the business, finances and operations of the Company and Axion International and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Investor understands that such Investor’s investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Investor has sought such accounting, legal and tax advice as such Investor has considered necessary to make an informed investment decision with respect to such Investor’s acquisition of the Securities. Such Investor is relying solely on such Investor’s own accounting, legal and tax advisors, and not on any statements of the Company or any of such Investor’s agents or representatives, for such accounting, legal and tax advice with respect to such Investor’s acquisition of the Securities and the transactions contemplated by this Agreement.

3.6           No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.7           Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any Blue Sky Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company’s legal counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company and its legal counsel with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.8           Legends. Such Investor understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the Blue Sky Laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THIS [NOTE] [WARRANT] NOR THE SECURITIES INTO WHICH THIS [NOTE] [WARRANT] IS [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. [NEITHER THIS [NOTE] [WARRANT] NOR [SUCH][THE] SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

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3.9           Capacity. Such Investor has full legal capacity, power and authority to execute, deliver and perform this Agreement, the Security Agreement, and the Registration Rights Agreement, and to carry out the transactions contemplated hereby and thereby.

3.10         Validity; Enforcement. This Agreement, the Security Agreement, and the Registration Rights Agreement have been duly and validly executed and delivered by such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.11         No Conflicts. The execution, delivery and performance by such Investor of this Agreement, the Security Agreement, and the Registration Rights Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

3.12         Residency. Such Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.

3.13         Organization. As to each Investor that is an entity, such Investor is an entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Investors that, as of each Closing Date:

4.1           Organization and Qualification. The Company and Axion International are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which they were incorporated, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and Axion International is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.2           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, and the reservation for issuance and the issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and other than (i) the filing of a Form D pursuant to Regulation D under the 1933 Act and any required notices or filings under Blue Sky Laws with respect to the transactions contemplated hereby, (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and (iii) as contemplated pursuant to Section 5.7 hereof, no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders in connection therewith. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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4.3           Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and, upon issuance of the Notes and the Warrants in accordance with the terms hereof, shall be validly issued and free from all liens and encumbrances with respect to the issue thereof. As of the applicable Closing Date, the Company has duly authorized and reserved for issuance the Conversion Shares and the Warrant Shares issuable, as applicable, upon conversion of the Notes issued at such Closing and exercise of the Warrants issued in connection with such Notes, and in the case of (i) the Notes, assuming the initial conversion price of $0.40 set forth under the terms of such Notes, and (ii) the Warrants, in an amount equal to the number of shares of Common Stock equal to the number of Conversion Shares into which such Notes would be converted if such Notes were to be converted at the time of their issuance at a conversion price equal to $0.40 per share of Common Stock, subject to adjustment from time to time for anti-dilution as provided for by the terms of such Warrants. Upon conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all liens and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the truth and accuracy of each Investor’s representations and warranties set forth in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

4.4           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and, subject to the provisions of Section 5.7 hereof, reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Governing Documents of the Company or Axion International, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or Axion International is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or Axion International or by which any property or asset of the Company or Axion International is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5           Consents. Neither the Company nor Axion International is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, other than (i) the filing of a Form D pursuant to Regulation D under the 1933 Act and any required notices or filings under applicable Blue Sky Laws, (ii) the filing with the SEC of one or more reports under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (iii) the filing with the SEC of one or more registration statements in accordance with one or more applications or notices contemplated by the Registration Rights Agreement.

4.6           No General Solicitation; No Placement Agent Fees. Neither the Company, nor Axion International, nor any of their affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor Axion International has engaged any placement agent or other agent in connection with the sale of the Securities.

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4.7           Company SEC Reports; Financial Statements.

(a)          Each Company SEC Report filed during the two year prior to the Initial Closing Date complied, as of its respective date, in all material respects with the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Report. Except to the extent that information contained in any of the Company SEC Reports filed and publicly available prior to the Initial Closing Date has been revised or superseded by a Company SEC Report filed or furnished prior to the Initial Closing Date and except to the extent that any information contained in any of the Company SEC Reports is required to be revised or adjusted, which revision or adjustment, if it were to be made, in respect of such information would cause such information disclosed not to be misleading, none of such Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          Except as disclosed on Schedule 4.7(b) of the Disclosure Schedule, the financial statements of the Company included in the Company SEC Reports filed prior to the Initial Closing Date complied, and in the case of those to be included in subsequent filings prior to each Subsequent Closing Date will comply, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods presented and fairly presented the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited financial statements, to the absence of footnotes and to year-end adjustments which are immaterial in amount).

4.8           Absence of Certain Changes. Except as disclosed on Schedule 4.8 of the Disclosure Schedule, since March 31, 2012, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or Axion International. Except as disclosed on Schedule 4.8 of the Disclosure Schedule, since March 31, 2012, neither the Company nor Axion International has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the Ordinary Course of Business, (iii) entered into any material contract that is not terminable on thirty (30) days or less written notice without penalty, (iv) increased the compensation or benefits of any executive or key employee, (v) issued any warrants, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or warrants, options to purchase or rights to subscribe for such convertible or exchangeable securities, (vi) made any material capital expenditure or investment, (vii) incurred any Indebtedness, or (viii) entered into any commitment to do any of the foregoing. Neither the Company nor Axion International has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any actual knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is solvent.

4.9           Compliance with Laws; Regulatory Permits. The Company and Axion International are in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon the Company or Axion International, as applicable, by any law or by a governmental authority, court or agency, except to the extent the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and Axion International possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor Axion International has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.10         Transactions With Affiliates. Except as set forth on Schedule 4.10 of the Disclosure Schedule, none of the officers, directors or employees of the Company or Axion International is presently a party to any transaction with the Company or Axion International (other than for at will services as employees, officers or directors in the Ordinary Course of Business), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or Axion International, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

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4.11         Equity Capitalization.

(a)          As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 26,188,550 shares are issued and outstanding, and (ii) 2,500,000 shares of preferred stock, no par value, of which as of the date hereof, 880,000 shares are designated as 10% Convertible Preferred Stock (the “10% Convertible Preferred Stock”), of which as of the date hereof, 706,023 shares of 10% Convertible Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable.

(b)          Except as set forth on Schedule 4.11 of the Disclosure Schedule, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, or rights to purchase capital stock of the Company or Axion International, or contracts, commitments, understandings or arrangements by which the Company or Axion International is or may become bound to issue additional shares of capital stock of the Company or Axion International or options, warrants, or rights to purchase capital stock of the Company or Axion International, (iii) there are no agreements or arrangements under which the Company or Axion International is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement), (iv) there are no outstanding securities or instruments of the Company or Axion International which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or Axion International is or may become bound to redeem a security of the Company or Axion International, and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

4.12         Indebtedness. Except as disclosed on Schedule 4.12 of the Disclosure Schedule:

(a)          neither the Company nor Axion International (i) has any outstanding Indebtedness (as defined above), and (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

(b)          no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

4.13         Absence of Litigation. Except as set forth on Schedule 4.13 of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or Axion International or any of the Company’s or Axion International’s officers or directors, whether of a civil or criminal nature or otherwise, that involves a claim of more than $50,000 or a request for specific performance or any other form of equitable relief.

4.14         Insurance. The Company and Axion International maintain such policies of fire and casualty, liability and other forms of insurance covering the Company, Axion International and their respective assets and businesses as are sufficient for compliance with applicable law and contractual requirements, and with coverage sufficient to cover any known or anticipated loss. All such policies maintained are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be required to be, paid with respect to any period ending prior to the applicable Closing Date) and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms on or prior to the date of such cancellation.

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4.15         Title. The Company and Axion International have a valid leasehold interest in all respective real and personal property leased by them, and good title to all respective personal property owned by them, which is material to the business of the Company and Axion International, in each case free and clear of all liens and encumbrances except Permitted Liens.

4.16        Intellectual Property Rights.

(a)          The Company and Axion International own, or are licensed, or otherwise possess legally enforceable rights, to use, sell or license, as applicable, all Intellectual Property that is reasonably necessary for the operation of their respective businesses as currently conducted. Except as set forth on Schedule 4.16(a) of the Disclosure Schedule, all such rights are free of all liens and encumbrances other than Permitted Liens. Except as set forth on Schedule 4.16(a) of the Disclosure Schedule, there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company, Axion International or, to the knowledge of the Company or Axion International, another Person, under any Intellectual Property Contract.

(b)          Except as set forth on Schedule 4.16(b) of the Disclosure Schedule, to the knowledge of the Company or Axion International, no Business Intellectual Property has expired or terminated or has been abandoned, or is expected to expire or terminate or be abandoned, within three years from the date of this Agreement. To the knowledge of the Company or Axion International, no Business Intellectual Property is subject to any outstanding order, judgment or decree restricting its use by the Company or Axion International or their distributors and customers or adversely affecting the Company’s or Axion International’s rights thereto.

(c)          The Company does not have any knowledge of any infringement by the Company or Axion International of the Intellectual Property of any third party. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or Axion International, being threatened in writing, against the Company or Axion International regarding any Business Intellectual Property, except for claims, actions or proceedings set forth on Schedule 4.16(c) of the Disclosure Schedule. To the knowledge of the Company or Axion International, no Person has infringed, misappropriated, or otherwise violated any rights of the Company or Axion International in the Business Intellectual Property.

4.17         Environmental Laws. The Company and Axion Internatonal (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4.18         Tax Status. Except as set forth on Schedule 4.18, each of the Company and Axion International (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

4.19         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

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Article V
COVENANTS

5.1           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor after such filing. The Company shall obtain all necessary Blue Sky Law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

5.2           Reporting Status. Until the date on which the Investors shall have sold all the Conversion Shares and Warrant Shares and none of the Notes or Warrants is outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

5.3           Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital and general corporate purposes.

5.4           Board Rights.

(a)          In connection with the negotiation, consideration and approval of this Agreement, the Board of Directors of the Company has determined that immediately following (i) the Initial Closing, the Board of Directors will create two new directorships and that the Required Holders (determined at the time of the Initial Closing) will have the right to designate two nominees to be appointed by the Board of Directors to fill such newly created directorships, and (ii) the Third Closing, the Board of Directors will create one new directorship and that the Required Holders (determined at the time of the Third Closing) will have the right to designate one nominee to be appointed by the Board of Directors to fill such newly created directorship; provided, however, that upon the occurrence of a Listing Event, the number of directorships created pursuant to this Section 5.4(a) shall be reduced to two. The Company shall take such further action as is necessary or required to ensure the designation rights granted under this Section 5.4(a) are maintained until the later of the repayment of the Notes or the Investors in the aggregate own less than twenty percent (20%) of the outstanding shares of Common Stock originally issuable under the Notes.

(b)          Prior to the appointment of the third nominee to the Board of Directors pursuant to Section 5.4(a)(ii), the Investors shall cause one nominee of the Required Holders to enter into a letter agreement with the Company, reasonably satisfactory to the Company, whereby such nominee agrees to resign upon the occurrence of a Listing Event.

(c)          The Investors agree that each director appointed pursuant to the terms of this Section 5.4 shall at all times meet the definition of “independent director” as set forth in the Section 303 of the New York Stock Exchange Listed Company Manual and the nomination of such director shall satisfy the Company’s corporate governance and other policies that are related to the nomination and service of directors.

5.5           Information Rights.

(a)          The Company will furnish, or will cause to be furnished, to each:

(i)          Major Investor, for so long as such Investor is a Major Investor, within 15 days after the end of each month, a copy certain financial information for such month to the extent that the Company prepares a report containing such financial information for such month; provided, however, that the obligations of the Company to deliver the financial information pursuant to this Section 5.5(a)(i) shall terminate upon the occurrence of a Listing Event; and

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(ii)         Investor, for so long as such Investor holds Notes, contemporaneously with the filing of such financial reports with the SEC through EDGAR, (i) for each of the first three fiscal quarters of each fiscal year, a copy of the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries, and the unaudited condensed consolidated statement of operations of the Company and its Subsidiaries, in each case, as of the end of such fiscal quarter, and (ii) a copy of the consolidated annual financial statements as of the end of such fiscal year and for the period then ended for the Company and its Subsidiaries, including therein a consolidated balance sheet, consolidated statements of operations and cash flows, and consolidated statements of stockholders’ deficit for such fiscal year.

(b)          Each Investor acknowledges and agrees that:

(i)          The financial reports and other information received by such Investor (for so long as such Investor is a Major Investor) from the Company pursuant to Section 5.5(a)(i) shall be deemed to be confidential information (“Confidential Information”) for purposes of this Agreement; provided, however, that for the purposes of this Agreement, the term “Confidential Information” shall not include information received by such Investor from the Company that at the time of disclosure is, or thereafter becomes, generally available to and known by the public other than as a result of, directly or indirectly, any violation of this Agreement by any Investor or any of such Investor’s affiliates or representatives. Each Investor acknowledges the sensitive and secret nature of the Confidential Information it may have access to as a result of Section 5.5(a)(i) and agrees that it will treat such Confidential Information as strictly confidential and shall exercise the same degree of care in the protection of the Confidential Information as such Investor exercises with respect to its own proprietary property and trade secrets, but in no event shall it be less than a reasonable degree of care given the nature of the Confidential Information. No Investor shall disclose the Confidential Information to any Person other than to its legal representatives and financial advisors (collectively, “Authorized Persons”) or use the Confidential Information for any purpose other to evaluate the investments made by it hereunder. Each Investor acknowledges and agrees that breach of this Confidentiality Agreement by it or any of its Authorized Persons may also constitute a violation of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, the Insider Trading Sanctions Act of 1984, and/or other securities laws. Access to the Confidential Information by each Investor shall be limited to those Authorized Persons covered by a legal obligation with such Investor that prohibits the disclosure or unauthorized use of confidential information deemed confidential by such Investor. The existence of such an agreement shall not operate to relieve any Investor from liability for acts of such Authorized Persons that result in a breach of this Agreement. In the event that an Investor receives a subpoena or other validly issued administrative or judicial process requesting the Confidential Information, such Investor shall provide prompt actual notice to the Company of such receipt, providing the Company with a reasonable opportunity to intervene in the proceeding before the time that the other party is required to comply with such subpoena or other process.

(ii)         The Company would suffer irreparable harm in the event of a material breach of the provisions of this Section 5.5 because of the nature of the Confidential Information, and that monetary damages would be inadequate to compensate for such a breach, and that in the event of any material breach or threatened material breach by an Investor of this Section 5.5, the Company shall be entitled, in addition to such other legal or equitable remedies which might be available, to injunctive relief in any court of competent jurisdiction against the threatened material breach or continuation of any such material breach without showing or proving any actual damages sustained by it.

5.6           SEC Reporting. The Company agrees that subject to the receipt of all required information, the Company shall assist the Investors with the preparation and filing of Schedules 13D or 13G and Forms 3, 4 and 5 in respect of their investments in the Company made hereunder.

5.7           Reservation of Shares. So long as any Investor owns any Securities, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance no less than the sum of the maximum number of shares of Common Stock issuable (i) upon conversion of the Notes at the then applicable conversion rate, and (ii) upon exercise of the Warrants then outstanding.

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5.8           Rutgers University Consent. Following the Initial Closing Date, the Company shall use its best efforts to obtain from Rutgers, the State University of New Jersey, a consent to the collateral assignment by Axion International to the Investors of Axion International’s rights under the Rutgers License Agreement; provided, however, that if the Company is unable to obtain such collateral assignment, the Company shall not, nor shall it permit Axion International to, pledge or assign the Rutgers License Agreement to any other Person without the consent of the Investors.

5.9           Right to Participate in Additional Capital Raises.

(a)          So long as any Investor holds any Notes, in the event that the Company proposes to raise additional capital (an “Additional Capital Raise”), the Company shall first approach the Investors regarding such Additional Capital Raise and the Company and the Investors shall commence good faith negotiations and use reasonable efforts to agree upon the terms and conditions with respect to such Additional Capital Raise.

(b)          If, after a period of ten (10) days, the parties are unable to reach agreement on the terms and conditions of such Additional Capital Raise or the Company does not wish to accept the terms and conditions proposed by the Investors with respect thereto, the Company shall be free to negotiate, and enter into a transaction to raise additional capital, with any third party or parties (a “Third Party Capital Raise”) on terms and conditions no more favorable to such third party or parties than those specified in the Company’s negotiations with the Investors pursuant to clause (a) of this Section 5.9. The Company shall give the Investors notice of the Third Party Capital Raise and, upon receipt thereof, the Investors may elect to purchase, in the aggregate, no more than 50.1% of the securities to be issued and sold by the Company in such Third Party Capital Raise.

(c)          With respect to any Third Party Capital Raise pursuant to which the Company has engaged a placement agent, the Company shall use its reasonable efforts to ensure that the agreement entered into with such placement agent provides that the fee paid to such placement agent shall exclude the securities to be purchased in such Third Party Capital Raise by the Investors or their affiliates.

Article VI
CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

6.1           Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Notes to each Investor at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with written notice thereof:

(a)          such Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company;

(b)          such Investor shall have delivered to the Company the Purchase Price for the Note being purchased by such Investor at the applicable Closing in accordance with the provisions of Section 2.4; and

(c)          the representations and warranties of such Investor shall be true and correct in all material respects as of the applicable Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the applicable Closing Date.

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Article VII
CONDITIONS TO EACH INVESTOR’S OBLIGATION TO PURCHASE

7.1           Conditions to Each Investor’s Obligation to Purchase. The obligation of each Investor hereunder to purchase the Notes at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions; provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with written notice thereof:

(a)          the Company shall have duly executed and delivered to such Investor the Note and the Warrant being purchased by such Investor at the applicable Closing pursuant to this Agreement and each of the other Transaction Documents to be delivered at such Closing;

(b)          at the Initial Closing, at its election in accordance with Section 2.2, the Company shall pay to such Investor an amount equal to the accrued and unpaid interest on the Demand Note held by such Investor (or such Investor’s affiliates);

(c)          at the Initial Closing, the Company shall have delivered to such Investor a certificate evidencing the existence and good standing of the Company and Axion International issued by the Secretary of State of the State of Colorado and the State of Delaware, respectively, as of a date within 10 days of the Initial Closing Date;

(d)          at the Initial Closing, the Company shall have delivered to such Investor a certified copy of the articles of incorporation of the Company as certified by the Secretary of State of the State of Colorado within 10 days of the Initial Closing Date;

(e)          at the Initial Closing, the Company shall have delivered to such Investor a certificate, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (i) resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement and each of the other Transaction Documents, and (ii) the Governing Documents of the Company as in effect on such Closing Date;

(f)          the Company shall have delivered to such Investor a certificate, executed by the Chief Executive Officer of the Company and dated as of the applicable Closing Date, certifying that the representations and warranties of the Company are true and correct in all material respects as of the applicable Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date;

(g)          the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities; and

(h)          at the Initial Closing, the Company shall have paid the attorney’s fees and expenses of the Investors up to a maximum of $15,000.00.

Article VIII
MISCELLANEOUS.

8.1           Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company consents to and irrevocably submits to the jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware), and agrees that any dispute respecting this Agreement shall be submitted to and determined by such court. Final judgment of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware) shall be conclusive and binding on the Company and may be enforced in any court in which the Company is subject to jurisdiction by a suit upon such judgment.

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8.2           Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.4           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.5           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.6           Entire Agreement. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, including the MOU and the Demand Promissory Notes which shall terminate in accordance with the provisions of Section 2.2, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

8.7           Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Holders (determined at the time of such amendment or waiver), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 8.7 shall be binding on all of the Investors and holders of Securities. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.

8.8           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

Axion International Holdings, Inc.

180 South Street, Suite 104

New Providence, NJ 07974
Facsimile:         (908) 542-0999
Attention:         Steve Silverman

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1200
McLean, VA 22102
Facsimile:         (703) 714-8359
Attention:         Mark Wishner, Esq.

If to a Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to such Investor’s representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

8.9           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Notes or the Warrants.

8.10         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.11         Survival. The representations and warranties of the Company and the Investors contained in Article III and Article IV, the agreements and covenants set forth in Article V shall survive each Closing and the delivery and exercise of Securities, as applicable. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.12         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.13         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and each Investor has executed this Note Purchase Agreement as of the date first written above.

COMPANY:

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ Steve Silverman
Name:	Steve Silverman
Title:	CEO

INVESTORS:

MLTM Lending, LLC

By:	/s/ Melvin Lenkin
Name:	Melvin Lenkin
Title:	General Partner, CF Holdings
TM Investments, Member

/s/ Edward Lenkin
Edward Lenkin

/s/ Judy Lenkin Lerner
Judy Lenkin Lerner, Revocable Trust

/s/ Samuel Rose
Samuel Rose

/s/ Allen Kronstadt
Allen Kronstadt

[Signature Page to Note Purchase Agreement]